                                                                   Exhibit 99(a)

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

                  THIS AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, dated as of July 19, 2000, by and among Newhall Management Corporation, a California corporation and formerly known as New Newhall Management Corporation (the "Company"), the person who from time to time shall serve as the Secretary of the Company and trustee of a voting trust created pursuant to a Voting Trust Agreement dated November 14, 1990 (as amended, the "Voting Trust Agreement") (the "Trustee"), and George L. Argyros, Gary M. Cusumano, Thomas L. Lee, Thomas
V. McKernan, Jr., Henry K. Newhall, Jane Newhall, Peter T. Pope, Carl E. Reichardt, Thomas C. Sutton, Barry Lawson Williams, and Ezra K. Zilkha (the "Shareholders"). This Agreement hereby amends and restates in its entirety the Shareholders' Agreement dated November 14, 1990 by the parties hereto, as amended by that certain Amendment to Shareholders' Agreement dated as of November 20, 1991 ("Prior Shareholders' Agreement").

                                   WITNESSETH:

                  WHEREAS, the Company is the Managing General Partner of Newhall Management Limited Partnership (the "Partnership"), which is the Managing General Partner of The Newhall Land and Farming Company (a California Limited Partnership) ("Newhall"); and

                  WHEREAS, the Shareholders beneficially own all of the issued and outstanding stock of the Company; and

                  WHEREAS, simultaneously with the execution of the Prior Shareholders' Agreement all the Shareholders have entered into the Voting Trust Agreement, providing for the voting of the Common Stock of the Company; and

                  WHEREAS, all of the Shareholders together constitute all of the directors of the Company; and

                  WHEREAS, the parties hereto desire to promote their mutual interest and the interests of the Company and the Partnership by imposing certain restrictions upon the ownership and transferability of the Common Stock of the Company; and

                  WHEREAS, the Shareholders wish to amend and restate the Prior Shareholders' Agreement to permit transfers of beneficial ownership of the Common Stock of the Company to a living trust for the exclusive benefit of the Shareholders for estate planning purposes:

                  NOW, THEREFORE, the parties hereby agree as follows:

                                    ARTICLE 1

                                     SHARES

                  Section 1.1 SHARES. This Agreement applies to all shares of Common Stock and any other equity securities of the Company and to any Voting Trust Certificates issued pursuant to the Voting Trust Agreement and the interests represented by the Voting Trust Certificates. Each share of Common Stock and any other equity security of the Company, including any equity securities issued as a dividend or other distribution with respect to such shares or securities, and the rights to receive such shares and securities and any interests which are represented by a Voting Trust Certificate, shall be deemed to be a "Share" under this Agreement and are collectively referred to as "Shares."

                                    ARTICLE 2

                                  contributions

                  Section 2.1       CAPITAL CONTRIBUTION.

                           (a)      Each Shareholder represents that he or she
has contributed to the capital of the Company the number of Units set forth opposite his or her name below and has received one Share for each Unit so contributed:

                                                       No. of
                               Shareholder              Units
                               -----------             ------
               George L. Argyros                            350
               Gary M. Cusumano                             350
               Thomas L. Lee                                370
               Thomas V. McKernan, Jr.                      350
               Henry K. Newhall                             370
               Jane Newhall                                  20
               Peter T. Pope                                350
               Carl E. Reichardt                            370
               Thomas C. Sutton                             350
               Barry Lawson Williams                        350
               Ezra K. Zilkha                               370
                                                          -----
                        Total                             3,600

                           (b)      The Shareholders understand that the
directors of the Company intend that distributions, if any, by the Partnership with respect to Units contributed to the capital of the Company will be declared as dividends of the Company.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                                 OF SHAREHOLDERS

                  Section 3.1 REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants that:

                           (a)      Subject to the Voting Trust Agreement, he or
she is the owner of the number of Shares set forth opposite his or her name on the signature line of this Agreement, free and clear of all liens and encumbrances, and there are no outstanding options, agreements, contracts, calls, commitments or demands of any character to which the Shareholder is a party or of which the Shareholder knows, which restrict or require the transfer of, or otherwise relate to, the Shares, except this Agreement, the Voting Trust Agreement, and the Bylaws of the Company, and

                           (b)      He or she is acquiring the Shares for
investment and not with a view to or for resale in connection with any distribution of the Shares.

                                    ARTICLE 4

                                    TRANSFER

                  Section 4.1       RESTRICTION ON TRANSFER.

                           (a)      Except as provided in this Agreement, no
Shareholder or holder of a Voting Trust Certificate ("Certificate Holder") will sell, assign, transfer, convey, pledge, hypothecate, give a security interest in, encumber, give, or otherwise dispose or attempt to dispose of any of the Shares or any interest therein (all of the foregoing are herein referred to as a "Transfer"); provided, however, that the Shareholder may transfer the Shares to a trustee of a revocable inter vivos trust for the exclusive benefit of the Shareholder and the Shareholder's spouse which qualifies under Section 1361(c) of the Code as a permissible Shareholder of a corporation qualified under Subchapter S of the Code ("Permitted Transfer" and the transferee shall be referred to as "Permitted Transferee"). Any purported Transfer of any Shares contrary to this Agreement shall be null and void, and the purported purchaser or other transferee shall acquire no interest whatsoever in such Shares.

                           (b)      Each person to whom Shares are transferred
by means of the Permitted Transfer specified in Section 4.1(a) hereof must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject to the Company's transferability restrictions, to the same extent the Shares would be so subject if retained by the Shareholder.

                           (c) For purposes of this Agreement the term "Owner"
shall include the Shareholder and all subsequent holders of the Shares who derive their chain of ownership through a Permitted Transfer from the Shareholder in accordance with Section 4.1(a) hereof. The term "Owner" shall not include transferees pursuant to Section 4.4. The term "Respective Shareholder" shall mean the Shareholder, and or, in the event of Permitted Transfer, the Shareholder who transferred the Shares to the Owner.

                  Section 4.2       REPURCHASE EVENT.

                           (a)      As to each Owner, any of the following
events constitutes a "Repurchase Event":

                                    (i)     the Respective Shareholder ceases to
be a director of the Company for any reason;

                                    (ii) the Owner fails to re-execute the
Voting Trust Agreement, as provided in the Voting Trust Agreement, as it may be amended from time to time;

                                    (iii) any Shares held by an Owner are levied
upon under a writ of execution, become subject to sale under any legal process, are transferred or ordered to be transferred to or for the benefit of any person or entity as a result of or in connection with any final property settlement or judgment incident to a divorce, dissolution of marriage, or separation or are transferred or ordered to be transferred to any person by decree of distribution or other court order in proceedings arising from the death of the spouse of any Owner (on and as of the date of such levy, legal process, settlement, judgment, decree, or order);

                                    (iv) the Shareholder, together with his or
her Permitted Transferees, fails to own at least one limited partner unit in the Partnership;

                                    (v)     a Transfer or attempted or purported
Transfer in violation of Section 4.1 occurs;

                                    (vi) the Shareholder fails to make a
contribution to capital as set forth in Section 2.1(a);

                                    (vii) the Owner fails to sign a consent to
the Company's election under Subchapter S of the Internal Revenue Code of 1986, as amended (the "Code"), whenever such consent may be requested by the Company;

                                    (viii) the Owner's spouse, if applicable,
fails to sign any consent which may be required; or

                                    (ix) the Owner or Respective Shareholder
materially breaches this Agreement or the Voting Trust Agreement.

                           (b)      Upon the occurrence of any Repurchase Event:

                                    (i)     the owner of the Shares subject to
the Repurchase Event shall promptly notify the Company of the Repurchase Event;

                                    (ii) the Respective Shareholder subject to
the Repurchase Event shall resign immediately as a Director of the Company; and

                                    (iii) the Company shall repurchase (or
otherwise direct the sale of) all Shares owned by the Owner and Respective Shareholder in accordance with Section 4.3 within one year from the Repurchase Event and the Company shall use its best efforts to repurchase such Shares as soon as possible after the Repurchase Event.

                  Section 4.3       REPURCHASE OF SHARES.

                           (a)      The Company shall repurchase the Shares of
an Owner as follows:

                                    (i)     The purchase price per Share
repurchased by the Company shall be an amount equal to the then current market value of one unit representing a limited partnership unit of Newhall ("Public Unit"), as adjusted to reflect splits, recapitalizations, or like events, which may have occurred after the issuance of the Shares and which were not reflected in a corresponding split in the Shares. The market value of one Public Unit of Newhall shall be deemed to be the closing trading price of a Public Unit on the New York Stock Exchange on the last trading day immediately preceding the repurchase.

                                    (ii) Subject to Section 4.2(b)(iii), the
Shares shall be repurchased at such time or times as the Company shall determine. In connection with any such repurchase, the appropriate number of Shares shall be withdrawn from the voting trust and surrendered to the Company for cancellation.

                           (b)      Notwithstanding anything to the contrary
herein, if a Repurchase Event occurs, the Company may approve or require the sale of the Shares by an Owner directly or indirectly to his or her successor as director at a price per Share equal to that set forth in Section 4.3(a)(i) hereof.

                  Section 4.4 TRANSFER PURSUANT TO ADDITION OF DIRECTOR. If approved by the Board of Directors of the Company, a Shareholder may transfer Shares owned by the Shareholder directly or indirectly to a new or existing director at a price per Share equal to that set forth in Section 4.3(a)(i) hereof.

                                    ARTICLE 5

                            LEGEND; SPOUSAL AGREEMENT

                  Section 5.1 LEGEND. The Company will transfer Shares on its books only in accordance with the terms and conditions of this Agreement and the Voting Trust Agreement. The Trustee will transfer Voting Trust Certificates only on his books and only in accordance with the terms and conditions of this Agreement and the Voting Trust Agreement. Certificates representing Shares of the Company held pursuant to the Voting Trust Agreement and each of the Voting Trust Certificates shall bear a legend in the form of Exhibit A hereto.

                  Section 5.2 SPOUSAL AGREEMENT. The spouse of each Shareholder shall execute a Consent and Agreement of Spouse in the form attached hereto as Exhibit B, if the respective Spouse has not previously consented to any amendment of the Prior Shareholders' Agreement.

                                    ARTICLE 6

                               ADDITIONAL PARTIES

                  Section 6.1 ADDITIONAL PARTIES. The parties hereto agree and consent in advance that upon the election of a replacement director to the Board of Directors of the Company, who is not already a party to this Agreement, such new director shall, upon agreeing in writing to be bound by the terms and provisions of this Agreement and the Voting Trust Agreement, and upon the purchase of Shares from a prior Shareholder (including Shares held by Shareholder and his or her Permitted Transferees) pursuant to Section 4.3(b) or
Section 4.4 or the purchase from the Company for cash of the number of Shares owned by the leaving director, become a party to this Agreement. The parties hereto agree and consent in advance that upon the election of a new director, such new director shall, upon agreeing in writing to be bound by the terms and provisions of this Agreement and the Voting Trust Agreement, and upon the purchase of a number of Shares specified by the directors in their sole discretion at a price per Share equal to that set forth in Section 4.3(a)(i) hereof, become a party to this Agreement. In the event other persons become parties to this Agreement, this Agreement will continue to be binding upon every Owner of the Company without the re-execution of, or amendment to this Agreement.

                  Section 6.2 PARTNERSHIP UNITS. Each new director shall own at least one limited partner unit in the Partnership and the failure to own at least one limited partner unit in the Partnership is a Repurchase Event under
Section 4.2(a).

                                    ARTICLE 7

                                   TERMINATION

                  Section 7.1       TERMINATION.

                           (a)      This Agreement shall terminate as to all
parties if the Company shall cease for any reason to be the Managing General Partner of the Partnership, or the Partnership shall cease for any reason to be the Managing General Partner of Newhall, or if all parties to this Agreement consent to its termination.

                           (b)      This Agreement shall terminate as to an
individual Owner upon the repurchase of all of his or her Shares pursuant to this Agreement. No termination as to any Owner shall cause or constitute a termination of this Agreement as to any other Owner.

                           (c) This Agreement may only be terminated pursuant to
this Section 7.1.

                                    ARTICLE 8

                                     NOTICES

                  Section 8.1 NOTICES. Any notice, request, instruction, or other document to be given by any party to another party shall be in writing and shall be deemed given at the time it is deposited in the United States mails, postage prepaid, by registered or certified mail, at the time it is personally delivered to the person to whom the notice is given, or at the time the notice is delivered to a common carrier for transmission or is actually transmitted by the person giving the notice by electronic means to the person to whom notice is given, whichever first occurs. Notice shall be given to the parties hereto at the following addresses or to such other persons or addresses as may be designated in writing by the party to receive such notice as any party hereto shall hereafter specify to the other parties hereto.


Name                                           Address
----                                           -------
Newhall Management Corporation                 23823 Valencia Boulevard
                                               Valencia, CA 91355

George L. Argyros                              Arnel & Affiliates
                                               949 South Coast Drive, Suite 600
                                               Costa Mesa, CA 92626

Gary M. Cusumano                               The Newhall Land and Farming Company 23823
                                               Valencia Boulevard
                                               Valencia, CA 91355

Thomas L. Lee                                  The Newhall Land and Farming Company 23823
                                               Valencia Boulevard
                                               Valencia, CA 91355

Thomas V. McKernan, Jr.                        Automobile Club of So. California
                                               3333 Fairview Road
                                               Costa Mesa, CA 92626

Henry K. Newhall                               118 Fernwood Drive
                                               San Rafael, CA 94901

Jane Newhall                                   2950 Pacific Avenue
                                               San Francisco, CA 94115

Peter T. Pope                                  Pope & Talbot, Inc.
                                               P.O. Box 8171
                                               Portland, OR 97207

Carl E. Reichardt                              Wells Fargo & Company
                                               P.O. Box 63710
                                               San Francisco, CA 94163

Thomas C. Sutton                               Pacific Life Insurance Company
                                               700 Newport Center Drive
                                               Newport Beach, CA 92660


                                       6

Barry Lawson Williams                          Williams Pacific Ventures, Inc.
                                               109 Stevenson Street, 5th Floor
                                               San Francisco, CA 94105

Ezra K. Zilkha                                 Zilkha & Sons, Inc.
                                               767 Fifth Avenue, Suite 4605
                                               New York, NY 10153-0002

Newhall Management Corporation                 23823 Valencia Boulevard
Voting Trust                                   Valencia, CA 91355

                                    ARTICLE 9

                                  MISCELLANEOUS

                  Section 9.1 SUCCESSORS AND ASSIGNS. Except as otherwise herein provided, this Agreement shall bind and inure to the benefit of each and all of the successors and assigns of the parties.

                  Section 9.2 AMENDMENT. This Agreement may be modified only by a subsequent written agreement executed by all of the parties hereto, except for the addition or termination of parties to this Agreement pursuant to Sections 6.1 and 7.1(b).

                  Section 9.3 ENTIRE AGREEMENT. This Agreement and the Voting Trust Agreement constitute the entire agreement between the parties and supersede any and all prior agreements and understandings, both oral and written, between and among the parties hereto.

                  Section 9.4 FURTHER ACTS. Each party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be reasonably necessary or appropriate to carry out the provisions of this Agreement.

                  Section 9.5 SEVERABILITY. If any provision of this Agreement is held to be illegal, void, or unenforceable, the remaining provisions will continue to be in full force and effect.

                  Section 9.6 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of California as applied to agreements solely among California residents to be executed and performed entirely within California.

                  Section 9.7       COUNTERPARTS. This Agreement may be
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  Section 9.8 GENDER; NUMBER. The use of any gender shall be construed to include any or all other genders where appropriate. The singular shall include the plural, and vice versa.

                  Section 9.9 SECTION HEADINGS. The section and other headings are for reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 9.10 SPECIFIC PERFORMANCE. Each party acknowledges that it has bargained for the performance of the specific duties and obligations of each of the parties contained in this Agreement, and that, in the event of a default by any party, money damages would be difficult to determine and, in any event, would not adequately compensate the injured party or parties. Accordingly, each party agrees and consents to the entry by a court of competent jurisdiction of a judgment or decree of specific performance with respect to its duties and obligations in the event of its failure to perform such duties and obligations in accordance with the terms of this Agreement.

                  Section 9.11 SUBCHAPTER S ELECTION. The Shareholders agree that it is in the best interests of each Shareholder (including his Permitted Transferees) and the Company to elect to be taxed under Subchapter S of the Code, and in furtherance thereof the Owners each agree to provide written consents to the Subchapter S election whenever such consents are requested by the Board of Directors of the Company.

                  Section 9.12 FILING. Upon execution of this Agreement, or any amendment to this Agreement, and upon the addition of parties to this Agreement pursuant to Section 6.1, a copy of the agreement or amendment shall be filed in the principal executive office of the Company in the State of California with the secretary and the copy shall be open to the inspection of any shareholder of the Company during the normal business hours of the Company.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set out above.

                                            NEWHALL MANAGEMENT CORPORATION

          Number of Shares Owned            By:         /s/ Trude Tsujimoto
                                                     ---------------------------------
                                                     TRUDE A. TSUJIMOTO, Secretary

                    350                     By:         /s/ George L. Argyros
                                                     ---------------------------------
                                                     GEORGE L. ARGYROS

                    350                     By:         /s/ Gary M. Cusumano
                                                     ---------------------------------
                                                     GARY M. CUSUMANO

                    370                     By:         /s/ Thomas L. Lee
                                                     ---------------------------------
                                                     THOMAS L. LEE

                    350                     By:         /s/ Thomas V. McKernan, Jr.
                                                     ---------------------------------
                                                     THOMAS V. MCKERNAN, JR.

                    370                     By:         /s/ Henry K. Newhall
                                                     ---------------------------------
                                                     HENRY K. NEWHALL

                    20                      By:         /s/ Jane Newhall
                                                     ---------------------------------
                                                     JANE NEWHALL

                    350                     By:         /s/ Peter Pope
                                                     ---------------------------------
                                                     PETER T. POPE

                    370                     By:         /s/ Carl E. Reichardt
                                                     ---------------------------------
                                                     CARL E. REICHARDT

                    350                     By:         /s/ Thomas Sutton
                                                     ---------------------------------
                                                     THOMAS C. SUTTON

                    350                     By:         /s/ Barry Lawson Williams
                                                     ---------------------------------
                                                     BARRY LAWSON WILLIAMS


                                       8

                    370                     By:         /s/ Ezra Zilkha
                                                     ---------------------------------
                                                     EZRA K. ZILKHA

                                            NEWHALL MANAGEMENT CORPORATION
                                            VOTING TRUST

                                            By:         /s/ Trude Tsujimoto
                                                     ---------------------------------
                                                     Trude A. Tsujimoto, Secretary of Newhall
                                                     Management Corporation, as Trustee

                                    EXHIBIT A


                  THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE VOTING RIGHTS OF THE HOLDER HEREOF AND CERTAIN OTHER RIGHTS OF THE HOLDER HEREOF ARE SUBJECT TO AND RESTRICTED BY THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT DATED AS OF JULY 19, 2000, A VOTING TRUST AGREEMENT DATED AS OF NOVEMBER 14, 1990, AS AMENDED, AND THE BYLAWS OF NEWHALL MANAGEMENT CORPORATION IN EACH CASE AS THE SAME MAY BE MODIFIED, AMENDED OR SUPPLEMENTED FROM TIME TO TIME. NO TRANSFER OF THE SECURITIES REPRESENTED HEREBY SHALL BE VALID OR EFFECTIVE UNLESS THE TERMS AND CONDITIONS OF SAID AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF NEWHALL MANAGEMENT CORPORATION, IN THE STATE OF CALIFORNIA, HAVE BEEN SATISFIED.

                                    EXHIBIT B
                         consent and agreement of spouse


                  The undersigned spouse of ______________________________ , a shareholder of Newhall Management Corporation, formerly known as New Newhall Management Corporation (the "Company"), who is a party to the Amended and Restated Shareholders' Agreement ("Restated Shareholders' Agreement") dated as of July 19, 2000, among Newhall Management Corporation, its shareholders and the Newhall Management Corporation Voting Trust, which amends and restates in full the Shareholders' Agreement dated as of November 14, 1990 by the parties thereto, and to a Voting Trust Agreement dated as of November 14, 1990, as amended, among Newhall Management Corporation, its shareholders and the trustee of the Newhall Management Corporation Voting Trust, hereby acknowledges and agrees that he or she:

                  1. Has read the Restated Shareholders' Agreement, the Voting Trust Agreement and the Bylaws of the Company;

                  2. Has been informed of and is familiar with the background of and the reasons for the provisions of the Restated Shareholders' Agreement, Voting Trust Agreement and Bylaws of the Company;

                  3. Hereby consents to the terms and conditions of the Restated Shareholders' Agreement, the Voting Trust Agreement and the Bylaws of the Company as the same may be modified, amended or supplemented from time to time, agrees to provide all notices and information required by him or her, and confirms his or her express agreement to be bound by any required transfer which shall arise in the event of the occurrence with respect to his or her spouse, of any of the events set forth in said Restated Shareholders' Agreement or the Bylaws of the Company which give rise to a required transfer, including divorce, dissolution of marriage or separation, and to cooperate fully and take all such action as may be necessary to facilitate the exercise of any required transfer in accordance with the Restated Shareholders' Agreement, as it may be amended from time to time; and

                  4. Hereby consents to any amendment to the Restated Shareholders' Agreement, the Voting Trust Agreement and Bylaws of the Company and to any change in the parties to the Restated Shareholders' Agreement and the Voting Trust Agreement.

Dated as of _______________, 2000

                                              ----------------------------------